EXHIBIT 21


               WISCONSIN POWER AND LIGHT COMPANY AND SUBSIDIARIES

                                  SUBSIDIARIES



   The subsidiaries and affiliates of the Company as of December 31, 1993, are as follows:

                                                                        Percentage of
                                                                        Voting Stock
                                                        State of        Owned by the
   Name of Subsidiary                                 Incorporation        Company

   South Beloit Water, Gas and Electric Company..       Illinois             100%
   NUFUS Resources, Inc..........................       Wisconsin            100%
   REAC, Inc.....................................       Wisconsin            100%
   Wisconsin River Power Company.................       Wisconsin             33-1/3%
   Wisconsin Valley Improvement Company..........       Wisconsin             13%

   No separate financial statements are submitted for any subsidiary since none of these subsidiaries qualifies as a significant subsidiary under SEC rules.